UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2008

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2580 Anthem Village Drive, Suite 112
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (360) 201-0400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Director and Officer

On April 11, 2008, Royalite Petroleum Company Inc. (the “Company”) appointed a new director and officer as set out below:

Name of Director/Officer	Age	Position
D. James Fajack	72	Chief Financial Officer and Director

On April 11, 2008, Logan B. Anderson resigned as the Company’s Chief Financial Officer to allow for the appointment of Mr. Fajack in that capacity. Mr. Anderson continues to act as a member of the Company’s Board of Directors and as the President, Secretary and Treasurer of the Company. There was no disagreement between Mr. Anderson and the Company regarding any matter relating to the Company’s operations, policies or practices.

Mr. Fajack is a CPA. He received his BS Degree with Honors from John Carrol University and an MBA from Case Western Reserve University.

Since March 1, 2001, Mr. Fajack has served as the chief operating officer of Marjorie and Associates, P.C., managing the business of a commercial law firm in Texas. Mr. Fajack has also served as an officer or director of several publicly traded companies including:

  OKC Corp. (NYSE)
  Buttes Gas & Oil (NYSE)
  Remington Oil & Gas (NYSE)
  OKC Partners (NASD)
  King Resources, Inc.

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our by-laws. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors.

There is currently no compensatory arrangement with Mr. Fajack for acting as our officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.

Date: April 17, 2008
	By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
President, Secretary and Treasurer